EXHIBIT 10.17

RESTRICTED STOCK AWARD AGREEMENT

RESTRICTED STOCK AWARD AGREEMENT, dated as of January 14, 2026 (the “Grant Date”), by and between One Liberty Properties, Inc., a Maryland corporation (the “Company”), having its principal place of business at 60 Cutter Mill Road, Great Neck, New York 11021 and the person named on the signature page of this Agreement (“Holder”).

W I T N E S S E T H

A.The Board of Directors of the Company adopted, and the stockholders of the Company approved, the One Liberty Properties, Inc. 2025 Incentive Plan, a copy of which is made a part hereof (the “Plan”);

B.The Holder acknowledges receipt of the Plan, the Company’s prospectus dated June 5, 2025 with respect to the Plan (the “Prospectus”), the supplement dated the Grant Date to the Prospectus, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s proxy statement dated April 15, 2025, and the Clawback Policy (as defined in Section 13 of this Agreement);

C.The Compensation Committee of the Board of Directors (“Committee”) has approved an award of restricted shares (the “Restricted Stock”) of the Company’s common stock, $1.00 par value per share (the “Common Stock”) to the Holder, all in accordance with the terms and conditions of the Plan and this Agreement; and

D.Unless otherwise defined herein, the defined terms used in this Agreement shall have the meanings set forth in the Plan.

NOW THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the Company and the Holder hereby agree as follows:

1.Participant. Holder is (a) an officer, employee, director or consultant of the Company and/or (b) performing services on behalf of the Company, either directly or pursuant to a (i) Compensation and Services Agreement between the Company and Majestic Property Management LLC, as amended, and/or (ii) Shared Services Agreement among the Company, BRT Apartments Corp., Gould Investors L.P. and the other parties thereto, as amended, and is deemed a Participant for all purposes of the Plan and this Agreement.

2.Award. Holder is hereby awarded the number of shares of Restricted Stock set forth opposite Holder’s name on the signature page hereof. At the sole discretion of the Company, the Restricted Stock will be issued in either (a) uncertificated form, with such shares recorded in the name of the Holder on the books and records of the Company’s transfer agent (the “Transfer Agent”) with appropriate notations to reflect the restrictions imposed by the Plan and this Agreement; or (b) certificated form.

3.Stock Power; Legend. The Restricted Stock registered in the name of the Holder shall remain, either directly, or indirectly through the Transfer Agent, in the custody of the Company. The Holder shall execute, deliver to and deposit with the Company a stock power, duly endorsed in blank, so as to permit the re-transfer to the Company of the Restricted Stock if the Restricted Stock shall be forfeited or otherwise does not vest in accordance with the Plan and this Agreement. The certificate representing the Restricted Stock shall bear (or if the Restricted Stock is issued in uncertificated form, the books and records of the Transfer Agent shall reflect) the following (or other similar) restrictive legend:

“The transferability of these shares is subject to the terms and conditions of the One Liberty Properties, Inc. 2025 Incentive Plan and to the terms and conditions of an Agreement entered into between the owner of these shares and One Liberty Properties, Inc. Copies of the Plan and the Agreement are on file at the offices of the Company.”

4.Vesting of Restricted Stock. (a) Unless the Restricted Stock is earlier forfeited pursuant to this Agreement or the Plan, the Period of Restriction for the Restricted Stock shall terminate upon the earlier of (i) the Business Day (as defined) immediately preceding the fifth anniversary of the Grant Date1, (ii) a Change in Control, (iii) the death or Disability of the Holder or (iv) the Retirement of the Holder.

(b) In the event that during the Period of Restriction, the Holder is or becomes eligible for Retirement, then for the purposes of Section 4(a)(i) or (iv) of this Agreement, the Period of Restriction with respect to a:

(i) Participant, other than a Non-Management Director, shall terminate not less than six months after the Holder notifies the Company of the Holder’s intention to effectuate a Retirement, on the date the Retirement is effectuated; and

(ii) Non-Management Director, shall terminate on the earlier to occur of: (A) not less than six months after such director notifies the Company of his or her intention not to stand for re-election, (B) the Board’s determination that such director will not stand for re-election; and (C) the failure of the stockholders to re-elect such director, in each case on the date the Holder ceases to serve as a director;

(c) On the Vesting Date (as defined), the Restricted Stock shall vest and promptly thereafter be delivered (and if the Restricted Stock is in uncertificated form, made available by the Transfer Agent) to the Holder.

(d) The terms: (i) “Vesting Date” means the date that the Period of Restriction terminates and (ii) “Business Day” means a day of the year on which the New York Stock Exchange or any successor thereto is not required or authorized to close.

1 Awards with respect to 6,830 shares of restricted stock vest on the 70th day from and including the Grant Date.

5.Rights During Period of Restriction. During the Period of Restriction, if the Restricted Stock has not been forfeited, Holder will have the right to vote the Restricted Stock, to receive and retain dividends and distributions paid or distributed on the Restricted Stock by the Company and to exercise all other rights, powers and privileges of a holder of the Company’s Shares (as defined in the Plan) with respect to the Restricted Stock; provided, however, that (a) the Holder will not be entitled to delivery of the stock certificate representing the Restricted Stock until the Vesting Date, (b) the Company (either directly, or indirectly through the Transfer Agent), will retain custody of the Restricted Stock until the Vesting Date, (c) the Holder may not sell, assign, transfer, pledge, encumber or dispose of the Restricted Stock or his or her interest in any of them until the Vesting Date, and (d) a breach of any restrictions, terms or conditions provided herein or in the Plan will cause a forfeiture of the Restricted Stock.

6.Forfeiture. In the event that during the Period of Restriction the Holder ceases to be a Participant for any reason other than Holder’s death, Disability, Retirement or a Change in Control, then the Holder’s rights to the Restricted Stock shall be forfeited, the Company shall transfer the certificate representing (or if the Restricted Stock is issued in uncertificated form, shall instruct the Transfer Agent to transfer) the Restricted Stock to the Company and the Holder shall not have any rights whatsoever (including the right to receive any dividends and voting rights) with respect to the Restricted Stock.

7.Changes in Status as a Participant. Nothing contained in this Agreement shall interfere in any way with the right of the Company, its Subsidiaries or affiliates to terminate the Holder’s status as a Participant.

8.Pledge, Sale Assignment, Etc. Holder shall not permit the Restricted Stock to be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge shall be deemed void by the Company, and the Committee may, at its sole discretion cause the Restricted Stock to be forfeited upon such event. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Holder.

9.Stock Registration. The Holder acknowledges that the Restricted Stock has been registered under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), pursuant to a Registration Statement on Form S-8, and that until such time as the Period of Restriction has been satisfied or accelerated, the Restricted Stock may not be sold, assigned, transferred, pledged, exchanged, encumbered or disposed of, except pursuant to the Securities Act and the rules and regulations of any securities exchange or association on which the Shares may be listed or quoted.

10.Board’s Authority. The execution and delivery by the Company of this Agreement shall not be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including without limitation the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

11.Section 83(b) Election. The Holder acknowledges that it may make an election with the Internal Revenue Service under Section 83(b) of the Code, but only within 30 days following the date on which the Restricted Stock is granted.  The Company cannot and does not provide tax advice, and encourages the Holder to promptly consult with a tax advisor about the consequences and advisability of making a Section 83(b) election.

12.No Segregation. Neither the Company nor any Subsidiary shall be required to segregate any cash or Shares which may at any time be represented by awards under the Plan and the Plan shall constitute an “unfunded” plan of the Company. Neither the Company nor any Subsidiary shall by any provisions of the Plan be deemed a trustee of any Shares or any other property, and the liabilities of the Company and any Subsidiary to the Holder pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan and this Agreement and the rights of the Holder or his/her beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary, as the case may be.

13.Clawback Policy; Restrictions on Transfers. The Holder acknowledges and agrees that:

(a)(i) the Restricted Stock and the dividends paid thereon may be subject to recapture and/or return (before and/or after the Vesting Date) pursuant to the clawback or other similar policies as may be adopted by the Company from time-to-time or as required by law (including the requirements of a national securities exchange on which the Common Stock is then listed); and (ii) acknowledges that Incentive-Based-Compensation (as defined in the Company’s clawback effective as of October 2, 2023, as amended or supplemented from time-to-time (the “Clawback” Policy”)) may be subject to return and/or recapture pursuant to the Clawback Policy; and

(b) their ability to transfer the Shares subject to this award may be limited by applicable law (including without limitation, the Securities Act of 1933, as amended, and the requirements of the New York Stock Exchange), the Company’s Articles of Amended and Restatement, as amended from time-to-time, the Company’s Amended and Restated Bylaws, as amended from time-to-time, and the Company’s organizational and corporate governance documents as in effect from time-to-time (including without limitation, the Company’s Code of Business Conduct and Ethics and the Company’s Insider Trading Policy).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

ONE LIBERTY PROPERTIES, INC.

By: __________________

Isaac Kalish,

Senior Vice President and Chief

Financial Officer

Name of Holder	Number of Shares of Restricted Stock Awarded to Holder

_____________________

Signature of Holder

__________________________

Holder’s Address

__________________________

Holder’s Social Security Number